Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

                 Transaction Systems Architects Files Form 10-K
                      And Announces Fourth Quarter Results

Highlights:
o Re-audit completed and form 10-K filed
o Revenue of $70.4 million and EPS of $.03 for fourth quarter 2002 o Operating cash flow of $35.3 million for fourth quarter 2002 o Seven new ACI Worldwide customers in five countries added, solutions licensed range from BASE24 to ACI Smart Chip Manager o Revenue of $282.8 million and EPS of $.43 for fiscal year 2002
o Operating cash flow of $79.0 million for fiscal 2002; cash balance increased to $87.9 million

(OMAHA, Neb.--January 13, 2003)--Transaction Systems Architects, Inc. (Nasdaq:
TSAIE), a leading global provider of enterprise e-payment and e-commerce solutions, today announced the completion of its re-audit and the filing of its form 10-K, which includes fourth quarter results and restated financial statements for fiscal 2000, 2001 and the first three quarters of fiscal 2002.

The Company has restated its historical results for prior fiscal periods to recognize various accounting changes. Some of the significant items include: restatement of revenues under software licensing arrangements with extended payment terms, the timing and allocation of license and maintenance revenue for certain contracts as it relates to vendor specific objective evidence (VSOE), and the timing of a goodwill impairment charge for MDL. The restatements for extended payment term contracts result in recognition of revenue under software licensing arrangements with extended payment terms over the term of the underlying license arrangement, which are generally three to five years, as payments become due. Also, the Company has determined that in certain arrangements where it does not have VSOE of the postcontract customer support
(PCS) or maintenance, software license fees will be recognized over the PCS or maintenance term. In addition as part of the restatement there were other adjustments made to the Company's financial statements.

For a comparison of restated and previously reported results for fiscal 2000, 2001 and 2002 see the Company's form 10-K, which has been filed with the SEC. In addition, the Company's form 10-K can be viewed on the Company's Web site at www.tsainc.com/ir/ir.asp

"The re-audit was a very detailed and time-consuming process to which we dedicated an enormous amount of our worldwide staff and resources," said Gregory Derkacht, President and CEO.

With the completion of the re-audit the Company has revised its revenue recognition policies and will be strengthening its internal policies, procedures and financial controls.

With the filing of the form 10-K the Company believes it is now in compliance with Nasdaq Marketplace Rule 4310(c)(14) and will request approval from Nasdaq to resume trading under the symbol TSAI. The financials have been certified in accordance with Sarbanes-Oxley Act of 2002.

For the fourth quarter of fiscal 2002, revenue was $70.4 million with software license fees of $39.3 million, maintenance fees of $18.6 million and services fees of $12.5 million. The Company's recurring revenue was $39.8 million or 56 percent of revenue. Recurring revenue consists of monthly license fees of $20.0 million, maintenance fees of $18.6 million and facilities management services of $1.2 million. Operating income was $7.6 million with an operating margin of 10.8 percent. Operating cash flow was $35.3 million and the cash balance as of September 30, 2002 increased to $87.9 million. With the revised treatment for certain previously sold software license arrangements interest expense was $1.2 million for the quarter. The revised treatment for these arrangements has resulted in the recording of periodic interest expense for the difference between the proceeds received under the previous factoring arrangements and the license fee revenues recognized under the arrangements. Net income for the quarter was $1.1 million, or $.03 per diluted share. The results for the quarter include $3.6 million for impairment of marketable securities and $1.5 million for the impairment of goodwill. In addition the Company incurred professional fees related to the re-audit of $2.5 million during the fourth quarter.

During the quarter, ACI Worldwide Inc, the Company's largest business unit, added nine new customers in five countries. Solutions licensed included BASE24(R), ACI Proactive Risk Manager(TM), ACI Commerce Gateway(TM), ACI Payments Manager(TM) and ACI Smart Chip Manager(TM). One new country was added to the Company's geo portfolio bringing the total to 71 countries. ACI introduced BASE24-es, the next stage in the evolution of BASE24, its leading e-payments software solution.

BASE24-es represents a multi-platform strategy for the Company's core e-payments software. The e-payment processing application is now available on three industry-leading platforms, HP NonStop, IBM zSeries and Sun Solaris.

Also during the quarter, Insession Technologies signed seven new customers as the market for infrastructure solutions and tools remained challenging. The Company's IntraNet business added one new customer, two capacity upgrades for its Money Transfer Systems(TM) product, and signed ten agreements for enhancement work.

For fiscal year 2002, revenue was $282.8 million with software license fees of $158.4 million, maintenance fees of $74.2 million and services fees of $50.2 million. For the year, the Company's recurring revenue was $163.5 million or 58 percent of revenue. Recurring revenue for fiscal year 2002 consisted of monthly license fees of $84.2 million, maintenance fees of $74.2 million and facilities management services of $5.1 million. Operating income was $41.7 million; an operating margin of 14.7 percent and operating cash flow was $79.0 million. Net income was $15.3 million or $.43 per diluted share. The results for the fiscal year include $8.4 million for impairment of marketable securities, $1.5 million for impairment of goodwill, and a gain on the sale of Regency Systems of $8.7 million.

Overall, the Company's liquidity position improved for fiscal year 2002, and it had a strong cash position. Early results from the first quarter of fiscal year 2003 indicate the Company is positioned to meet the demands of the marketplace. During the first quarter of fiscal year 2003, ACI signed seven new customers and twelve capacity upgrades from existing customers, Insession added twelve new customers and IntraNet added two.

The Company plans to respond to questions regarding its financial performance for fourth quarter fiscal 2002 and re-audit results in a subsequent teleconference. Details of the teleconference will be provided in a press release in the near term.

About Transaction Systems Architects, Inc.

Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,650 product systems in 71 countries on six continents.

Forward-Looking Statements

This report contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially. Factors that could cause actual results to differ include, but are not limited to, the following:

o The Company is currently in the process of evaluating the claims made in class action lawsuits filed against the Company. The Company intends to defend the foregoing lawsuits vigorously, but cannot predict the outcome and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose these lawsuits or if they were not settled on favorable terms, the judgment or settlement may have a material adverse effect on its consolidated financial position, results of operations and cash flows.

o The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the lawsuits were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and certain liabilities relating to these lawsuits, our consolidated financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify and advance expenses to its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim.

o The shareholder lawsuits will likely increase the premiums the Company must pay for directors and officers liability insurance in the future, and may make this insurance coverage prohibitively expensive or unavailable. Increased premiums for this insurance could materially harm our financial results and cash flows in future periods. The inability to obtain this coverage due to its unavailability or prohibitively expensive premiums would make it more difficult for us to retain and attract officers and directors.

o The Company has restated its fiscal 2001, 2000, 1999 and 1998 consolidated financial statements as a result of reevaluating the accounting for several historical transactions. The Company is uncertain whether the class action lawsuits, change in the application of accounting principles and/or the restatement of prior period financial results will have a material adverse effect on the Company's customer, supplier or other business relationships.

o As a result of the Company's restatement of its prior consolidated financial statements, it is likely that the Company will be subject to inquiry or investigation by governmental authorities, including the Securities and Exchange Commission. The Securities and Exchange Commission has informally contacted the Company about the restatement process, but the Company has not been notified of a formal inquiry or investigation. In the event that the Company is subject to such an inquiry or investigation, the Company will fully cooperate with such inquiry or investigation. There is risk that such an inquiry or investigation could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business.

o New accounting standards, or additional interpretations or guidance regarding existing standards, could be issued in the future, which could lead to unanticipated changes in the Company's current financial accounting policies. These changes could affect the timing of revenue or expense recognition and cause fluctuations in operating results.

o        No  assurance  can be given  that  operating  results  will  not  vary.
         Fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the high-technology sector and changing market conditions in the industry. The Company's stock price may also become volatile, in part, due to the announced change in the application of certain accounting principles and/or the restatement of prior period financial results.

o The Company will continue to derive a majority of its total revenue from international operations and is subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

o The Company will continue to derive a substantial majority of its total revenue from licensing its BASE24 family of software products and providing services and maintenance related to those products. Any reduction in demand for, or increase in competition with respect to, BASE24 products would have a material adverse effect on the Company's financial condition and results of operations.

o Prior to its May 2002 merger with HP, Compaq Computer Corporation announced a plan to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor by 2004. The Company has not determined whether consolidation of the high-end servers, if it occurs as announced, will materially affect the Company's business, financial position or results of operations.

o The Company will continue to derive a substantial portion of its revenues from licensing of software products that operate on HP NonStop servers. Any reduction in demand for these servers or in HP's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations.
o The Company's business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of the Company's products and services.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements

These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this report unless applicable securities laws require it to do so.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission.


                           FINANCIAL HIGHLIGHTS FOLLOW


                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)

                                                September 30,      September 30,
                                                     2002               2001
                                                -------------      -------------
                                                                   Restated
                                     ASSETS

   Current assets:
      Cash and cash equivalents                $    87,894         $    32,004
      Marketable securities                          3,757               4,765
      Billed receivables, net                       35,755              55,690
      Accrued receivables                           13,132              23,414
      Deferred income taxes, net                    17,554              10,589
      Other                                          4,560               9,420
          Total current assets                     162,652             135,882
                                               -----------         -----------
   Property and equipment, net                      11,597              14,474
   Software, net                                     5,609              11,778
   Goodwill, net                                    55,947              57,371
   Deferred income taxes, net                       27,546              47,097
   Other                                             3,168               5,801
                                               -----------         -----------
          Total assets                         $   266,519         $   272,403
                                               ===========         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
      Current portion of debt
        - financing agreements                 $    18,444         $    13,104
      Line of credit                                     -              12,000
      Accounts payable                               7,348              13,633
      Accrued employee compensation                  7,583               7,194
      Accrued liabilities                           11,494              18,130
      Income taxes payable                           7,847               2,013
      Deferred revenue                              59,598              47,358
      Other                                            872                 504
                                               -----------         -----------
          Total current liabilities                113,186             113,936
                                               -----------         -----------
   Debt - financing agreements                      24,866              44,135
   Deferred revenue                                 23,860              28,544
   Other                                             1,749               1,818
                                               -----------         -----------
          Total liabilities                        163,661             188,433

   Stockholders' equity:
      Class A Common Stock                             183                 183
      Additional paid-in capital                   228,465             227,126
      Accumulated deficit                          (83,927)            (99,196)
      Treasury stock, at cost                      (35,258)            (35,258)
      Accumulated other comprehensive
        loss, net of taxes                          (6,605)             (8,885)
                                               -----------         -----------
          Total stockholders' equity               102,858              83,970
                                               -----------         -----------
          Total liabilities and
            stockholders' equity               $   266,519         $   272,403
                                               ===========         ===========


                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited and in thousands, except per share amounts)

                                               Three Months Ended September 30,       Twelve Months Ended September 30,
                                               --------------------------------       ---------------------------------
                                                   2002                 2001              2002                  2001
                                               -----------          -----------       -----------           -----------
                                                                      Restated          Restated              Restated

   Revenues:
      Software license fees                    $    39,301          $    43,228       $   158,453           $   161,847
      Maintenance fees                              18,557               17,917            74,213                67,173
      Services                                      12,525               17,695            50,163                66,576
                                               -----------          -----------       -----------           -----------
         Total revenues                             70,383               78,840           282,829               295,596

   Expenses:
      Cost of software license fees                 7,215               10,069             31,053                43,616
      Cost of maintenance and services             14,756               18,267             60,641                73,181
      Research and development                      8,351                8,883             35,029                41,240
      Selling and marketing                        13,820               16,776             59,145                74,578
      General and administrative                   17,100               12,462             53,770                58,839
      Goodwill amortization                             -                4,222                  -                14,793
      Impairment of goodwill                        1,524               30,366              1,524                36,618
      Impairment of software                            -                8,880                  -                 8,880
                                              -----------          -----------        -----------           -----------
          Total expenses                           62,766              109,925            241,162               351,745
                                              -----------          -----------        -----------           -----------
   Operating income (loss)                          7,617              (31,085)            41,667               (56,149)
                                              -----------          -----------        -----------           -----------
   Other income (expense):
      Interest income                                 623                  365              1,667                 1,759
      Interest expense                             (1,220)              (1,660)            (5,596)               (7,338)
      Other                                        (4,048)               1,774                (26)              (15,414)
                                              -----------          -----------        -----------           -----------
          Total other income (expense)             (4,645)                 479             (3,955)              (20,993)
                                              -----------          -----------        -----------           -----------
   Income (loss) before income taxes                2,972              (30,606)            37,712               (77,142)
   Income tax benefit (provision)                  (1,915)              (1,372)           (22,443)               (2,921)
                                              -----------          -----------        -----------           -----------
   Net income (loss)                          $     1,057          $   (31,978)       $    15,269           $   (80,063)
                                              ===========          ===========        ===========           ===========

   Earnings (loss) per share information:

      Weighted average shares outstanding:
          Basic                                    35,396               35,170             35,326                34,116
                                              ===========          ===========        ===========           ===========
          Diluted                                  35,562               35,170             35,572                34,116
                                              ===========          ===========        ===========           ===========

      Earnings (loss) per share:
          Basic                               $      0.03          $     (0.91)       $      0.43           $     (2.35)
                                              ===========          ===========        ===========           ===========
          Diluted                             $      0.03          $     (0.91)       $      0.43           $     (2.35)
                                              ===========          ===========        ===========           ===========
